EXHIBIT 10.11
ABITIBIBOWATER INC. 2010 EQUITY INCENTIVE PLAN
DIRECTOR DEFERRED STOCK UNIT AGREEMENT
     THIS DEFERRED STOCK UNIT AGREEMENT, dated as of the third trading day after the date the Company’s 2010 Form 10-K is filed with the Securities and Exchange Commission (the “Date of Grant”) is made by and between AbitibiBowater Inc., a Delaware corporation (the “Company”), and _______________ (“Participant”).
     WHEREAS, the Company has adopted the AbitibiBowater Inc. 2010 Equity Incentive Plan (the “Plan”) pursuant to which deferred stock units (“DSUs”) may be granted in respect of shares of the Company’s common stock, par value $0.001 per share (“Stock”); and
     WHEREAS, the Participant serves as a member of the Board of Directors of the Company (“Director”) and the Board of Directors has determined that, subject to the terms set forth herein, a portion of each Director’s compensation should be made in the form of a DSU award to more closely align their interests with those of the Company and its stockholders.
     NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
     1. Grant of Deferred Stock Unit.
     (a) Grant. The Company hereby grants to Participant                  DSUs, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan (the “Initial Grant”). Each DSU represents the right to receive payment in respect of one share of Stock as of the Settlement Date (defined in Section 2(b)) to the extent the Participant is vested in such DSU as of the Settlement Date, subject to the terms of this Agreement and the Plan.
     (b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Human Resources and Compensation/Nominating and Governance Committee (the “Committee”) from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.
     (c) Acceptance of Agreement. Unless the Participant notifies the Director, Corporate Compensation in writing within 14 days after the Date of Grant that the Participant does not wish to accept this Agreement, the Participant will be deemed to have accepted this Agreement and will be bound by the terms of the Agreement and the Plan. Any such notice may be given to the Director, Corporate Compensation at the Company’s principal executive office.

     2. Terms and Conditions.
     (a) Vesting. Subject to the Participant’s continued service as a Director, twenty five percent (25%) of the DSUs (rounded to the nearest whole DSU) shall vest on the last day of each calendar quarter of the year of the Date of Grant (each such date, a “Vesting Date”).
     (b) Settlement. The obligation to make payments and distributions with respect to DSUs (the “settlement”) shall be satisfied through the issuance of one share of Stock for each vested DSU, and the settlement of the DSUs may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Vested DSUs shall be settled as soon as practicable after the earliest of the Participant’s (i) termination of service as a Director, (ii) death or (iii) Disability (the “Settlement Date”). If vested DSUs are settled upon the Participant’s termination of service as a Director, the Settlement Date will be December 15 (or, if necessary, the next business day) of the calendar year following the calendar year in which the Participant’s termination occurs, unless the Participant provides advance written notice of at least five business days to the Director, Corporate Compensation specifying an earlier Settlement Date (but no earlier than the termination of service date). The foregoing election shall only apply if the Participant is not subject to Section 409A of the Internal Revenue Code (“Section 409A”). For a Participant who is subject to Section 409A, if vested DSUs are settled upon the Participant’s termination of service as a Director, the Settlement Date will be as soon as administratively feasible following the Director’s termination of service. For Participants subject to Code Section 409A, in no event shall settlement occur no later than the last day of the calendar year in which the Settlement Date occurs, or if later, the 15th day of the third month following the Settlement Date. For purposes of this Agreement and the extent applicable to the Participant, the term “termination of service” shall be interpreted to comply with Section 409A. To the extent payments are made during the periods permitted under Section 409A (including any applicable periods before or after the specified payment dates set forth in this Section 2(b)), the Company shall be deemed to have satisfied its obligations under the Plan and shall be deemed not to be in breach of its payment obligations hereunder.
     (c) Dividend Equivalents and Voting Rights. The Participant will from time to time be credited with additional DSUs (including a fractional DSU), the number of which will be determined by dividing:
          (i) The product obtained by multiplying the amount of each dividend (including extraordinary dividend if so determined by the Company) declared and paid by the Company on the Stock on a per share basis on or after the Date of Grant and before the Settlement Date by the number of DSUs recorded in Participant’s account on the record date for payment of any such dividend, by
          (ii) The Fair Market Value of one (1) share of Stock on the dividend payment date for such dividend.
     Subject to the Participant’s continued service as a Director, the additional DSUs shall vest and be settled at the same time and on the same proportion as the Initial Grant. No additional DSUs shall be accrued for the benefit of Participant with respect to record dates occurring prior to, or with respect to record dates occurring on or after the date, if any, on which Participant has forfeited the DSUs.
     3. Termination of Service with Company. Notwithstanding any provision of Section 2 to the contrary, the following vesting and forfeiture provisions shall apply to the Participant’s vested but unsettled and unvested DSUs.
     (a) Retirement and Involuntary Termination. If the Participant’s service as a Director terminates as a result of “Retirement” or a failure to be re-elected as a Director (other than due to death or Disability), then the Participant shall become vested in a prorated number of DSUs. For purposes of the preceding, the prorated portion of the DSUs that is vested as of the Participant’s date of termination, including the portion of the DSUs then already vested, shall be the total number of granted and credited DSUs multiplied by a fraction, the numerator of which shall be the number of full months elapsed from January 1 of the calendar year of the Date of Grant through the date of the Participant’s termination of service as a Director and the denominator of which shall be 12. The term “Retirement” shall mean mandatory retirement at age 72 (or such other age as required by Company’s By-Laws and/or Board of Directors Corporate Governance Principles).
     (b) Death. If the Participant dies during his period of service as a Director, then, in addition to the DSUs vested as of the date of death under Section 2(a), the DSUs scheduled to vest on the next scheduled Vesting Date shall also vest on the date of death.
     (c) Disability. If the Participant becomes Disabled, then, in addition to the DSUs then vested under Section 2(a), the DSUs scheduled to vest on the next scheduled Vesting Date shall also vest upon the Participant’s Disability.
     (d) Termination by the Company for Cause. If the Participant’s service as a Director terminates for Cause, then all outstanding DSUs, whether vested but unsettled or unvested, shall immediately terminate.
     (e) Other Termination. If the Participant’s service as a Director terminates other than as described in the foregoing provisions of this Section 3, including resignation from the Board of Directors before Retirement, then the Participant shall remain vested in all previously vested DSUs, whether settled or unsettled, but all unvested DSUs shall immediately terminate.
     Notwithstanding anything contained to the contrary in this Section 3, in no event shall any DSUs be settled prior to the applicable Vesting Date except if otherwise determined by the Board of Directors and if permitted under Code Section 409A (to the extent applicable to the Participant).
     4. Compliance with Legal Requirements. The granting and settlement of the DSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

     (a) Transferability. Unless otherwise provided by the Committee in writing, the DSUs shall not be transferable by Participant other than by will or the laws of descent and distribution.
     (b) No Rights as Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Stock subject to DSUs and shall have no voting rights with respect to the DSUs.
     (c) Tax Withholding. All distributions under the Plan are subject to withholding of all applicable federal, state, provincial, local and foreign taxes, which obligations shall be satisfied through (i) the issuance by the Company of net shares of Stock, or (ii) the sale by the Company of the number of shares of Stock necessary satisfy such obligations.
     5. Miscellaneous.
     (a) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
     (b) Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the Director, Corporate Compensation at the Company’s principal executive office.
     (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
     (d) No Rights to Continued Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained in any position as a consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
     (e) Beneficiary of Non-Québec Participant. The Participant, other than a Participant residing in the Province of Québec, may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the Director, Corporate Compensation at the Company’s principal executive office. If no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be Participant’s beneficiary.

     (f) Beneficiary of Québec Participant. The Participant residing in the Province of Québec may only designate a beneficiary by will. Upon the death of the Participant residing in the Province of Québec, the Company shall settle the DSUs pursuant to Section 2(b) of this Agreement to the liquidator, administrator or executor of the estate of the Participant.
     (g) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
     (h) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 9 of the Plan.
     (i) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
     (j) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
          IN WITNESS WHEREOF, the Company has executed this Agreement as of the day first written above.

ABITIBIBOWATER, INC.

By:
Name:
Title:

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